UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2016

MORGAN STANLEY SMITH BARNEY SPECTRUM TECHNICAL L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-26338	13-3782231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective June 1, 2016, Morgan Stanley Smith Barney Spectrum Technical L.P. (the “Registrant”) entered into a management agreement (the “Management Agreement”) by and among the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and FORT, L.P., a Delaware limited partnership (“FORT”), pursuant to which FORT will serve as a trading advisor to the Registrant and will manage the portion of the Registrant’s assets allocated to it.

Pursuant to the Management Agreement, the monthly fee for professional management services is 1/12 of 1.25% (1.25% per year) of the net assets of the Registrant as of the first day of each month allocated to FORT, and the incentive fee payable annually is 20% of the new trading profits.

A copy of the Management Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Management Agreement, by and among the Registrant, the General Partner and FORT, dated as of June 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2016	MORGAN STANLEY SMITH BARNEY
SPECTRUM TECHNICAL L.P.

	By:	Ceres Manages Futures LLC,
General Partner

	By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director